Exhibit (g)(14)

ANNEX I

To the Foreign Custody Manager Agreement

Fund Name

Ivy VIP Advantus Real Estate Securities

Ivy VIP Asset Strategy

Ivy VIP Balanced

Ivy VIP Bond

Ivy VIP Core Equity

Ivy VIP Dividend Opportunities

Ivy VIP Energy

Ivy VIP Global Bond

Ivy VIP Global Growth

Ivy VIP Government Money Market

Ivy VIP Growth

Ivy VIP High Income

Ivy VIP International Core Equity

Ivy VIP Limited-Term Bond

Ivy VIP Mid Cap Growth

Ivy VIP Micro Cap Growth

Ivy VIP Natural Resources

Ivy VIP Pathfinder Aggressive

Ivy VIP Pathfinder Conservative

Ivy VIP Pathfinder Moderate

Ivy VIP Pathfinder Moderate-Managed Volatility

Ivy VIP Pathfinder Moderately Aggressive

Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility

Ivy VIP Pathfinder Moderately Conservative

Ivy VIP Pathfinder Moderately Conservative – Managed Volatility

Ivy VIP Science and Technology

Ivy VIP Small Cap Core

Ivy VIP Small Cap Growth

Ivy VIP Value

Amended and Effective May 22, 2013 with respect to addition of Ivy Funds VIP Pathfinder Moderate-Managed Volatility, Ivy Funds VIP Pathfinder Moderately Aggressive – Managed Volatility and Ivy Funds VIP Pathfinder Moderately Conservative – Managed Volatility; Amended and Effective January 1, 2015 with respect to name change for Ivy Funds VIP International Growth to Ivy Funds VIP Global Growth; Amended and Effective October 1, 2016 with respect to the name change of Ivy Funds Variable Insurance Portfolios and its Series to Ivy Variable Insurance Portfolios; Amended and Effective April 28, 2017 with respect to the name changes of Ivy VIP Small Cap Value to Ivy VIP Small Cap Core, Ivy VIP Real Estate Securities to Ivy VIP Advantus Real Estate Securities and Ivy VIP Global Natural Resources to Ivy VIP Natural Resources.